EXHIBIT 21

             PRINCIPAL SUBSIDIARIES OF AMERICAN EXPLORATION COMPANY


                                                                  STATE OR OTHER
                                                                    JURISDICTION
                  COMPANY                                       OF INCORPORATION
                  -------                                       ----------------
        Austral Oil Company Incorporated                             Delaware
        Conquest Exploration Company                                 Delaware
        Conquest Texas, Inc.                                         Delaware
        3300 Corp.                                                   Nevada


        All of the Company's other subsidiaries are omitted because together they would not constitute a significant subsidiary as defined by the Securities and Exchange Commission.